Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-149425 on Form S-8 and Registration Statement Nos. 333-146957, 333-151980 and 333-160834 on Form S-3 of our report dated February 16, 2009 (July 21, 2009 as to the effects of discontinued operations and the adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, as described in Note 21 to the consolidated financial statements and October 3, 2009 as to the condensed consolidating financial statements in Note 22 to the consolidated financial statements), relating to the consolidated financial statements of Solutia Inc. and subsidiaries (Solutia Inc.), and the effectiveness of Solutia Inc.’s internal control over financial reporting (which report expresses unqualified opinions and includes explanatory paragraphs relating to Solutia Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code, changes in accounting principle and classification of its integrated nylon business as discontinued operations), appearing in this Current Report on Form 8-K of Solutia Inc.
St. Louis, Missouri
October 3, 2009